EXHIBIT 99.1

Black Tusk Minerals Announces Non-Brokered Private Placement

VANCOUVER, BRITISH COLUMBIA – March 16, 2010 – Black Tusk Minerals Inc. (OTCBB: BKTK) (Germany: 4HH) (the “Company”) is pleased to announce that its Board of Directors has approved the offer and sale on a private placement basis of up to 5,000,000 common shares, par value $0.001 per share, of the Company, at a price of $0.20 per share. The offering of common shares by the Company will be made by way of a non-brokered private placement on a best efforts basis.

This news release does not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein. The securities described herein have not been and will not be registered under the United States Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws and may not be offered or sold within the United States or to U.S. Persons unless registered under the Securities Act and applicable state securities laws or an exemption from such registration is available.

About Black Tusk Minerals Inc.

Black Tusk Minerals Inc. is a mineral exploration company focused on the exploration and development of mineral prospects worldwide. Most notably, the Company owns a 100% interest in 19 mineral claims, known as the Altococha concessions, in the District of Huanza, Province of Huarochiri, Department of Lima, Peru.

ON BEHALF OF THE BOARD OF DIRECTORS BLACK TUSK MINERALS INC.:

/s/ “Gavin Roy”

GAVIN ROY

President

Phone: (360) 262-6402

This news release contains “forward-looking statements” and “forward-looking information” within the meaning of Canadian and United States securities laws. Such forward-looking statements and forward-looking information reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties outlined under the section headings “Cautionary Note Regarding Forward-Looking Statements” and “Risks Factors” in our annual report on Form 10-K, as filed with the SEC on September 1, 2009, under the section heading “Risk Factors” in our most recent quarterly report on Form 10-Q, as filed with the SEC on January 14, 2010, and in our most recent financial statements, reports and registration statements filed with the SEC (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com ). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We do not undertake to update forward-looking statements or forward-looking information, except as may be required by law.